Exhibit 99(e)

                                FORM OF ELECTION

                        To be completed and received by:

                   First Merchants Bank, National Association
                        200 East Jackson Street, Box 792
                              Muncie, Indiana 47305
                            Attention: Brian Edwards

                                  No Later Than
                            5:00 p.m. on ______, 2003

                                    IMPORTANT

An executed and completed Form of Election must be received by First Merchants Bank, National Association, at the address indicated above, by 5:00 p.m., Muncie, Indiana time, on _______, 2003, in order to make a valid Election. Missing the election deadline is the same as making no election.

PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS SET FORTH ON PAGES 2 THROUGH 4.

Questions and requests for assistance or additional copies of this Form of Election may be directed to Brian Edwards, First Merchants Bank, National Association, 200 East Jackson Street, Box 792, Muncie, Indiana 47305, Telephone:
(765) 741-7278.


                                   Ex. 99(e)-1

                                  INSTRUCTIONS

1. DELIVERY OF FORMS OF ELECTION.

      The method you choose to deliver this Form of Election to First Merchants Bank, National Association is at your option and risk. We have enclosed a self-addressed, stamped envelope for your convenience.

2. DESCRIPTION OF ELECTION.

      This Form of Election is being provided to shareholders of CNBC Bancorp ("CNBC") in accordance with the Agreement of Reorganization and Merger dated August 28, 2002 (the "Merger Agreement"), between CNBC and First Merchants Corporation, Muncie, Indiana ("First Merchants"). A description of the consideration and election options relating to the merger is contained in (i) the Proxy Statement-Prospectus dated ______, 2003, which accompanies this Form of Election, relating to the CNBC special meeting of shareholders to be held on ________, 2003, which was sent to all CNBC shareholders of record as of
________, 2002, and (ii) the Merger Agreement attached as Appendix A to the Proxy Statement-Prospectus.

      Election. In order to make an election to receive either (i) 1.01 shares of First Merchants common stock ("Option 1"), subject to possible upward or downward adjustment as provided in the Merger Agreement, or (ii) $29.57 in cash ("Option 2") for each CNBC common share, you should complete Section A by checking the appropriate option. You may elect Option 1 (stock) for all of your CNBC common shares, Option 2 (cash) for all of your CNBC common shares, or a combination of Option 1 (stock) for a portion of your CNBC common shares and Option 2 (cash) for a portion of your CNBC common shares. For each option, you must specifically indicate in the blank provided by each option the number of your CNBC common shares for which you wish to elect either Option 1 (stock) or Option 2 (cash). Failure to indicate the number of shares for which you wish to elect either Option 1 (stock) or Option 2 (cash) will result in an invalid election and will be treated as if you elected Option 1 (stock) for all shares you own. You must also supply your taxpayer identification number and provide the certification contained in Section B on page 6. Failure to furnish the taxpayer identification number and the certification may result in backup withholding on payments due to you. See Instruction 4.

      If you elect Option 1 (stock) and the application of the 1.01 conversion ratio to your CNBC common shares results in fractional shares of First Merchants common stock, you will receive cash for the fractional shares. No fractional shares of First Merchants common stock will be issued to CNBC shareholders. The price of the fractional shares for which you will receive cash will equal the average of the mid-point between the bid and ask prices of the common stock of First Merchants as reported by Bloomberg, L.P. for the thirty (30) NASDAQ trading days preceding the fifth (5th) calendar day prior to the closing date of the merger of CNBC into First Merchants pursuant to the Merger Agreement.

      The 1.01 conversion ratio is subject to possible upward or downward adjustment as described in the Merger Agreement and the Proxy
Statement-Prospectus.


                                   Ex. 99(e)-2

      Oversubscriptions. If the elections submitted by CNBC shareholders under Option 2 (cash) would entitle CNBC's shareholders to receive in the aggregate less than $24,561,693 in cash, all valid Option 1 (stock) elections and Option 2
(cash) elections of CNBC shareholders will be honored. If (i) the elections submitted by CNBC shareholders under Option 2 (cash) would entitle CNBC shareholders to receive in the aggregate $24,561,693 or more in cash or (ii) the merger would not satisfy the "continuity of interest" rule applicable to tax-free reorganizations under the Internal Revenue Code of 1986, as amended (Continuity of Interest Rule), due to the amount of cash that would be paid in connection with the merger, some of the Option 2 (cash) elections of the CNBC shareholders will be converted into Option 1 (stock) elections.

      The ten (10) Option 2 (cash) elections covering the largest number of CNBC common shares will be converted into Option 1 (stock) elections first; provided that the Option 2 (cash) elections will be converted into Option 1 (stock) elections only to the extent necessary so that the total remaining number of CNBC common shares covered by Option 2 (cash) elections will result in cash payments of less than $24,561,693 and will satisfy the Continuity of Interest Rule. If it is necessary to convert the ten (10) largest Option 2 (cash) elections to Option 1 (stock) elections (in their entirety) and the conversion does not result in cash payments to CNBC shareholders of less than $24,561,693 and satisfy the Continuity of Interest Rule, then the next ten (10) largest Option 2 (cash) elections will also be converted into Option 1 (stock) elections on the same pro rata basis as applied to the ten (10) largest Option 2 (cash) elections. This methodology will continue to be applied to Option 2 (cash) elections until the remaining number of CNBC common shares covered by Option 2
(cash) elections will result in cash payments of less than $24,561,693 and will satisfy the Continuity of Interest Rule.

      As a result of such provisions, certain CNBC shareholders may receive less or no cash and more or all First Merchants common stock for their CNBC common shares than they elected based on the choices made by the other CNBC shareholders.

      No Election. CNBC common shares for which a Form of Election is not timely received or ever received or which are otherwise invalid elections will be treated as if the holder elected Option 1 (stock) for all shares owned. First Merchants and CNBC shall mutually determine the validity of elections submitted by CNBC's shareholders.

      Change of Election. You can change your election by substituting a new Form of Election to First Merchants Bank, National Association Attn: Brian Edwards. It must be received prior to the election deadline. After the election deadline, no changes may be made.

3. SHARES OWNED JOINTLY.

      Shareholders who own their CNBC common shares jointly with another person must make a joint election with that person. Sections A and B and, if applicable, Section C must be completed on behalf of such joint owners. The joint owners must both sign on page 8, and return this completed Form of Election.


                                   Ex. 99(e)-3

4. 30% BACKUP WITHHOLDING.

      Under Federal income tax laws, First Merchants Bank, National Association as the Exchange Agent must generally withhold 30% of interest, dividends and certain other payments if a recipient of a cash payment for CNBC common shares fails to furnish First Merchants Bank, National Association with the correct taxpayer identification number and fails to certify that he or she is not subject to backup withholding. Certain penalties may also apply. For most individual taxpayers, the taxpayer identification number is their social security number. Each CNBC shareholder should provide their taxpayer identification number (or indicate that they are awaiting their taxpayer identification number to be issued) and complete the certification in Section B of this Form of Election and, if such is the case, check the box indicating that they are not subject to backup withholding.

5. SPECIAL DEPOSIT INSTRUCTIONS.

      Shareholders of CNBC who have accounts at Commerce National Bank or First Merchants Bank, National Association may elect to have any cash distributable to them upon surrender of their CNBC common shares deposited directly into their account by completing the Special Deposit Instructions in Section C.


                                   Ex. 99(e)-4

                     ELECTION AND TAX IDENTIFICATION NUMBER

      In connection with the merger of CNBC with First Merchants, pursuant to the Merger Agreement included and summarized in the Proxy Statement-Prospectus, the registered holder of CNBC common shares, as indicated below, elects to receive the consideration under the option indicated in Section A below from First Merchants in exchange for their CNBC common shares.

      The undersigned understands and agrees that all elections are subject to the terms, conditions and limitations set forth in the Proxy
Statement-Prospectus, the Merger Agreement and the instructions set forth in this Form of Election.

SECTION A:  ELECTION

      The undersigned CNBC shareholder hereby elects to receive the following consideration under the Merger Agreement:

      |_| Option 1 (First Merchants common stock) for ____ of my CNBC common shares.

      |_|   Option 2 (cash only) for ____ of my CNBC common shares.


                                   Ex. 99(e)-5

SECTION B: TAXPAYER IDENTIFICATION NUMBER SUBSTITUTE FORM W-9

1.    Please provide your Taxpayer
      Identification Number in the space
      at right and certify by signing
      and dating below. For most                ____________________________
      individual taxpayers, their
      Taxpayer Identification Number is
      their Social Security Number.

2.    Check the box at right if you have        |_|
      filed IRS Form SS-4 and are
      awaiting your Taxpayer
      Identification Number to be issued
      to you.

3.    Check the box at right if you are         |_|
      NOT subject to withholding under
      the provisions of Section
      3406(a)(1)(C) of the Internal
      Revenue Code because (a) you are
      exempt from backup withholding, or
      (b) the Internal Revenue Service
      has not notified you that you are
      subject to backup withholding as a
      result of your failure to report
      all interest or dividends or (c)
      the Internal Revenue Service has
      notified you that you are no
      longer subject to backup
      withholding.

CERTIFICATION - Under the penalties of perjury, I certify that the information provided in this Section B is true, correct and complete, and that I am a U.S. person (including a U.S. resident alien).

Date:  _________________________, 2003

Sign Here:
           -------------------------------
Printed:
         ---------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS INFORMATION MAY RESULT IN PENALTIES IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 30% ON CASH PAYMENTS DUE TO YOU. SEE INSTRUCTIONS 2 AND 4.


                                  Ex. 99(e)-6

SECTION C: SPECIAL DEPOSIT INSTRUCTIONS

      Complete the following ONLY if any cash you receive as a part of the consideration for your CNBC common shares is to be deposited into your account at Commerce National Bank or First Merchants Bank, National Association.

DEPOSIT CHECK INTO: (Check one box)

      |_|   Commerce National Bank

      |_|   First Merchants Bank, National Association

      Account Number _____________________________ for the credit of the shareholder(s). Said account is registered in the name of___________________.


                                  Ex. 99(e)-7

      The undersigned hereby represents and warrants to First Merchants and CNBC that the undersigned has full power and authority to submit this Form of Election. The election(s) made herein shall survive the death or incapacity of the undersigned. The undersigned understands and agrees that election options are subject to the terms, conditions, and limitations set forth in the Proxy Statement-Prospectus, the Merger Agreement and in the instructions set forth in this Form of Election.

Dated:  _______________________, 2003

----------------------------------
Number of Shares Held

                                                        [Label Here]
----------------------------------
Signature of Shareholder

----------------------------------          -------------------------------
Printed Name                                Telephone Number

----------------------------------
Address

----------------------------------
Signature of Shareholder

----------------------------------          -------------------------------
Printed Name                                Telephone Number

----------------------------------
Address


                                   Ex. 99(e)-8